ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20140339718-58
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/07/2014 1:20 PM
	Entity Number E0244822014-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: International Endeavors Corporation

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Northwest Registered Agent, LLC. - E0400992008-3 (Name)

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: 422 Court Street — City: Elko — Nevada — Zip Code: 89801

Mailing Address (if different from street address): — City: — Nevada — Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75,000,000 — Par value per share: $ .001 — Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: Stephen Hayden
Street Address: 3651 Lindell Road — City: Las Vegas — State: NV — Zip Code: 89103

2) Name:
Street Address: — City: — State: — Zip Code:

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: Business

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Stephen Hayden — X [signature] Incorporator Signature

Address: 3651 Lindell Road — City: Las Vegas — State: NV — Zip Code: 89103

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Dan Keen - Manager
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 5/7/2014

LICENSE APPLICATION OF:

ENTITY NUMBER

INTERNATIONAL ENDEAVORS CORPORATION

E0244822014-2

NAME OF CORPORATION

FOR THE FILING PERIOD OF MAY, 2014 TO MAY, 2015

100101

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: *Read instructions before completing and returning this form.*

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number **20140349976-85** Filing Date and Time **05/13/2014 8:26 AM** Entity Number **E0244822014-2**

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes

001 - Governmental Entity

005 - Motion Picture Company

006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	CITY	STATE	ZIP CODE	ADDRESS
NATE ENGELL	PRESIDENT (OR EQUIVALENT OF)	LAS VEGAS	NV	89103	3651 LINDELL ROAD , USA
NATE ENGELL	SECRETARY (OR EQUIVALENT OF)	LAS VEGAS	NV	89103	3651 LINDELL ROAD , USA
NATE ENGELL	TREASURER (OR EQUIVALENT OF)	LAS VEGAS	NV	89103	3651 LINDELL ROAD , USA
NATE ENGELL	DIRECTOR	LAS VEGAS	NV	89103	3651 LINDELL ROAD , USA

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X NATE ENGELL	Title	Date
Signature of Officer or	PRESIDENT	5/13/2014 8:26:36 AM